SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                        MIDCOAST ENERGY RESOURCES, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was defined):

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                        MIDCOAST ENERGY RESOURCES, INC.
                           1100 LOUISIANA, SUITE 2950
                              HOUSTON, TEXAS 77002

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 15, 1998

     Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), will be held at the Boardroom of the American Stock Exchange located at 86 Trinity Place, New York, New York on Friday, May 15, 1998, at 10:30 a.m., local time, for the following purposes:

          1. To elect six Directors to serve until the next Annual Meeting of stockholders or until their successors are duly elected and qualified;

          2. To approve amendments to the Company's Articles of Incorporation pursuant to which the Company will increase the authorized number of shares of the Company's common stock, par value $.01 per share (the "Common Stock") from 10 million shares to 25 million shares and to authorize 5 million shares of preferred stock;

          3. To approve an amendment to the 1996 Incentive Stock Plan (the "Incentive Plan") that would increase the number of shares of the Company's Common Stock that could be issued under the Incentive Plan; and

          4. To consider such other business as may properly come before the Annual Meeting.

     Stockholders of record at the close of business on April 3, 1998, and only those stockholders of record will be entitled to vote at the Annual Meeting or any adjournment thereof. A complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder at the Company's executive offices, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON.

                                          By Order of the Board of Directors

                                          Duane S. Herbst
                                          SECRETARY

Houston, Texas
April 15, 1998

                        MIDCOAST ENERGY RESOURCES, INC.
                           1100 LOUISIANA, SUITE 2950
                              HOUSTON, TEXAS 77002

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 15, 1998

     This proxy statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), of proxies in the accompanying form to be voted at the Annual Meeting of stockholders of the Company to be held on Friday, May 15, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The shares covered by a proxy in the accompanying form which is properly signed, dated, returned and not revoked will be voted in accordance with the instructions contained therein regarding the election of Directors, the proposed amendments to the Company's Articles of Incorporation ("Charter") to increase the authorized number of shares of the Company's common stock and to authorize preferred stock ("Charter Amendments"), the amendment ("Incentive Plan Amendment") to the 1996 Incentive Stock Plan ("Incentive Plan"), and with respect to any other matter which may properly come before the Annual Meeting, in accordance with the judgment of the persons designated as proxies. Where specific instructions are not indicated, the proxy will be voted FOR the election of the six directors (each, a "Director") as nominated
("Nominees"); FOR the approval of amendments to the Charter to increase the authorized shares of the Company's common stock from 10 million shares to 25 million shares and to authorize 5 million shares of preferred stock; and FOR the approval of the amendment to the Incentive Plan. Any stockholder giving a proxy will have the right to revoke such proxy at any time before it is voted at the Annual Meeting by giving written notice of such revocation to the Secretary of the Company, by submitting a duly executed proxy bearing a later date, or by attending the Annual Meeting and withdrawing the proxy.

     The Board has fixed the close of business on April 3, 1998, as the record date for the determination of stockholders entitled to vote at the Annual Meeting ("Record Date"). As of the Record Date, there were outstanding 5,681,880 shares of the Company's common stock, par value $.01 per share ("Common Stock"), each share of Common Stock having one vote on all matters presented at the Annual Meeting. This proxy statement and the accompanying form of proxy is being mailed on or about April 15, 1998, to all stockholders entitled to vote at the Annual Meeting.

     Only holders of Common Stock as of the Record Date will be entitled to vote in person or by proxy at the Annual Meeting. A majority of the Company's issued and outstanding shares of Common Stock, as of the Record Date, represented at the Annual Meeting in person or by proxy, will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Votes withheld in connection with the election of one or more Nominees will not be counted as votes cast for such individuals. Abstentions and broker non-votes will have the same effect as a vote against approval of adoption of the Charter Amendments and the Incentive Plan Amendment. Under Nevada law, stockholders will have no appraisal or similar dissenters' rights with respect to action on the election of Directors, the Charter Amendments or the Incentive Plan Amendment. The persons designated to vote shares covered by the Board's proxies intend to exercise their judgment in voting such shares on the other matters that may properly come before the Annual Meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the Annual Meeting.

                               TABLE OF CONTENTS

                                           PAGE
                                           ----
ELECTION OF DIRECTORS...................     3
     Information Regarding the
      Nominees..........................     3
     Director Compensation and Board
      Committees........................     4
     Agreement Regarding the Election of
      Directors.........................     5
     Vote Required for Election.........     5

APPROVAL OF PROPOSED CHARTER
  AMENDMENTS............................     5
     Vote Required for Approval.........     6
APPROVAL OF THE 1996 INCENTIVE STOCK
  PLAN AMENDMENT........................     6
     Vote Required for Approval.........     7

OTHER INFORMATION.......................     8
     Principal Stockholders.............     8
     Executive Officers of the
      Company...........................     9
     Executive Compensation.............    10
     Executive Employment Agreements....    11
     Compensation Committee Interlocks
      and Insider Participation.........    12
     Compensation Committee Report......    12
     Performance Graph..................    14
     Certain Relationships and Related
      Transactions......................    15

OTHER MATTERS...........................    15
     Auditors...........................    15
     Section 16(a) Beneficial Ownership
      Reporting Compliance..............    15
     Miscellaneous Matters..............    16

                             ELECTION OF DIRECTORS

     At the Annual Meeting, six Directors are to be elected, each Director to hold office until the next annual meeting of stockholders or until his successor is duly elected and qualified. The persons named in the accompanying proxy have been designated by the Company's Board of Directors ("Board"), and unless authority is withheld, they intend to vote for the election of the Nominees named below to the Board. If any Nominee should become unavailable for election, the proxy may be voted for a substitute Nominee selected by the persons named in the proxy or the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any Nominee unavailable.

INFORMATION REGARDING THE NOMINEES

                                                                                    DIRECTOR
                NAME                    AGE               POSITION                   SINCE
-------------------------------------   --- -------------------------------------   --------
Dan C. Tutcher.......................   49  Chairman of the Board, President and       1992
                                                   Chief Executive Officer
I. J. Berthelot, II..................   38     Executive Vice President, Chief         1996
                                               Operating Officer and Director
Ted Collins, Jr......................   59                Director                     1997
Jerry J. Langdon.....................   46                Director                     1997
Richard N. Richards..................   51                Director                     1996
Bruce M. Withers.....................   71                Director                     1997

     For certain information regarding the beneficial ownership of the Common Stock by each of the Nominees, see "Other Information -- Principal Stockholders."

     DAN C. TUTCHER has been Chairman of the Board, President and Chief Executive Officer since the Company's formation in 1992 and served as Treasurer from 1995 to 1996. Since 1989, Mr. Tutcher has also been President and Chief Executive Officer of Magic Gas Corp., a Texas corporation controlled by Mr. Tutcher (f/k/a Midcoast Natural Gas, Inc.) ("Magic"). Prior to its merger into the Company in 1992, Mr. Tutcher served as a Director of Nugget Oil Corporation ("Nugget"), from 1990 to 1992. He also serves on the Utilities Advisory Board of Cigna Corporation and on the board of the Interstate Natural Gas Association of America. Mr. Tutcher holds a Bachelors of Business Administration degree from Washburn University.

     I.J. (CHIP) BERTHELOT, II has been a Director since 1996 and serves as Executive Vice President and Chief Operating Officer. Mr. Berthelot has been with the Company since its formation in 1992. Mr. Berthelot joined the Company as Chief Engineer and became Vice President of Operations in 1995, Chief Operating Officer in 1996 and Executive Vice President in 1997. From 1991 to 1992 he was a gas contracts representative with Mitchell Energy and Development Co. ("Mitchell Energy"). Prior to 1991, Mr. Berthelot was with Texline Gas Company ("Texline") as a gas contracts representative from 1990 to 1991. He is a Professional Engineer, licensed in Texas and holds a Bachelors of Science degree in Petroleum and Natural Gas Engineering from Texas A&I University.

     TED COLLINS, JR. has been a Director since 1997. Mr. Collins has served as President since 1988 for Collins & Ware, Inc., a private corporation active in oil and gas exploration, production and property acquisition. He served as President of Enron Oil & Gas Company from 1986 to 1988 and prior to that held positions as President with HNG/Internorth Exploration Company and HNG Oil Company as well as Executive Vice President of American Quasar Petroleum Company. Mr. Collins also serves on the boards of Hanover Compressor Company, Queen Sand Resources, Inc. and Chaparral Resources, Inc. He graduated from the University of Oklahoma with a Bachelors of Science degree in Geological Engineering.

     JERRY J. LANGDON has been a Director since 1997. Mr. Langdon has been President of Republic Gas Corporation ("RGC") since 1993 and was President of Mid Louisiana Gas Company ("Midla"), an interstate pipeline company, from 1995 through 1997. Mr. Langdon served as a commissioner with the

Federal Energy Regulatory Commission from 1988 through 1993 and while there, co-authored the JOINT FERC/DOE NATURAL GAS DELIVERABILITY TASK FORCE REPORT. Mr. Langdon also serves on the board for Costilla Energy, Inc. He graduated from the University of Texas with a Bachelors of Science degree in Communications.

     RICHARD (DICK) N. RICHARDS has been a Director since 1996. Mr. Richards has been with NASA since 1980. Mr. Richards was an astronaut with NASA until 1995 and flew one mission as pilot and commanded three other missions of the space shuttles Discovery and Columbia. Mr. Richards is currently the Manager of Space Shuttle Program Integration. He also completed an assignment as Mission Director of the third Hubble Space Telescope Space Shuttle servicing mission. He holds a Bachelors of Science degree in Chemical Engineering from the University of Missouri and a Masters of Science in Aeronautical Systems from the University of West Florida.

     BRUCE M. WITHERS has served as director since 1997. From August 1991 to October 1996, Mr. Withers served as Chairman and Chief Executive Officer of Trident NGL, Inc. and Vice Chairman of NGC Corporation ("NGC"). NGC is a leading North American aggregator, processor, transporter and marketer of energy products and services. Prior to joining NGC, Mr. Withers served as President of the Transmission and Processing Division of Mitchell Energy for 17 years. Mitchell Energy is engaged through its subsidiaries in the exploration for and production of oil and gas, natural gas processing and gas gathering and transmission. He has also served as President and Chief Operating Officer of Liquid Energy Corp. and Southwestern Gas Pipeline, two affiliates of Mitchell Energy. Mr. Withers holds a Bachelors of Science degree in Petroleum and Natural Gas Engineering from Texas A&I University.

DIRECTOR COMPENSATION AND BOARD COMMITTEES

     During the year ended December 31, 1997, the Board met six times. Each Director, who was a Board member at the time, attended all Board meetings either in person or by telephonic conference. Employee Directors do not receive additional compensation for service on the Board or its committees. The Company currently pays each non-employee Director a cash fee of $1,000 at the end of each calendar quarter of service, $1,000 for each regular and special meeting of the Board attended and $300 for each committee meeting attended plus any travel expenses. Under the 1997 Non-Employee Director Stock Option Plan (the "Director Plan"), pursuant to an annual election by the Director, these cash fees may be converted into shares of the Company's Common Stock at the market price (as defined in the Director Plan) on the last day of the quarter in which the fees are paid. Employee Directors are eligible to participate in the Incentive Plan. See "Other Information -- Compensation Committee Report."

     The Director Plan entitles each newly-elected Director who is neither (i) an employee of the Company nor (ii) a Director as a result of an acquisition or financing transactions (a "New Director") to receive options to purchase up to 15,000 shares of Common Stock on their initial election. Further, the Director Plan also entitles each existing Director and each New Director to receive an option to purchase 5,000 shares on each date he is reelected to serve as a member of the Board. Mr. Richards was issued an option to purchase 5,500 shares pursuant to the Director Plan upon his re-election as Director in 1997 and Mr. Withers was issued an option to purchase 16,500 shares upon his appointment to the Board in 1997, both as adjusted for the 10% stock dividend paid by the Company on March 2, 1998 to stockholders of record on February 13, 1998 (the "Stock Dividend").

     AUDIT COMMITTEE. The Board's Audit Committee was established in May 1996. The Committee's functions include reviewing internal controls and recommending to the Board the engagement of the Company's independent certified public accountants, reviewing with such accountants a plan for and results of their examination of the financial statements, and determining the independence of such accountants. The Audit Committee presently consists of Messrs. Langdon, Richards and Withers and met once during 1997.

     COMPENSATION COMMITTEE. The Board's Compensation Committee was established in May 1996. The Compensation Committee administers the Incentive Plan. In this capacity, the Compensation Committee recommends all option grants or awards to Company officers, executives, employees and consultants. The Compensation Committee also recommends the establishment of policies dealing with various compensation, including compensation of executive officers, and any 401(k), pension and profit sharing plans which may be created. The Compensation Committee consists of Messrs. Collins, Richards and Withers and met two times during 1997.

AGREEMENT REGARDING THE ELECTION OF DIRECTORS

     In connection with the Company's acquisition through merger with Republic Gas Partners, L.L.C. ("Republic"), the agreement and plan of merger required that the Company take steps to elect two Directors designated by Republic to the Board. In November 1997, Messrs. Collins and Langdon were elected to the Board. In the event that their stock ownership falls below certain thresholds, one or more of their resignations shall be delivered to the Company, pursuant to such agreement.

VOTE REQUIRED FOR ELECTION

     Provided that a quorum is present at the Annual Meeting, the six Nominees who receive the greatest number of votes cast for election by the stockholders entitled to vote therefore will be elected Directors.

         THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES.

                    APPROVAL OF PROPOSED CHARTER AMENDMENTS

     In order to provide the Company with the maximum flexibility to raise capital to meet its future needs, the Board has adopted, and proposes that the stockholders of the Company approve, the Charter Amendments, which would amend the Charter to increase the authorized number of shares of Common Stock from ten million shares to twenty-five million shares and authorize five million shares of preferred stock (the "Preferred Stock"). As of the Record Date, 5,681,880 shares of Common Stock were issued and outstanding. In addition, the Company presently has 307,450 shares reserved for issuance of stock options under the Director Plan and the Incentive Plan. An aggregate of 257,950 shares of Common Stock are issuable under currently outstanding stock options and 285,286 shares of Common Stock are issuable under currently outstanding stock warrants. Thus, the Company has 3,725,384 uncommitted shares of Common Stock available for future issuance, and the Board believes this to be an insufficient number of shares for effecting possible future transactions, including the conversion of other securities that may be issued by the Company, such as Preferred Stock (assuming the approval of the authorization of the Preferred Stock by the stockholders), stock dividends, stock splits, financing arrangements or acquisitions by the Company of other businesses if favorable acquisitions were to become available.

     With respect to the Preferred Stock, the Board has adopted and proposes that the stockholders approve that the Board designate the number of shares constituting any series, and to fix the preferences, conversion rights, privileges and restrictions or other rights, including dividend rights, voting rights, qualifications, redemption and conversion rights and liquidation preferences (collectively, the "Limitations and Restrictions") of one or more series of Preferred Stock. As such, the Board will, in the event of the approval of this proposal by the Company's stockholders, be entitled to authorize the creation and issuance of shares of Preferred Stock in one or more series with such Limitations and Restrictions as may be determined in the Board's sole discretion, with no further authorization by stockholders required for the creation and issuance thereof. This authority will enable the Board to vary the terms as to dividend rates and certain other rights of new series or classes according to what the condition of the financial market, and that of the Company, may seem to require for ready sale.

     The Board of Directors believes there is an insufficient number of equity securities, including shares of Common Stock, available for effecting possible future transactions such as financing arrangements and acquisitions by the Company of other businesses, if favorable acquisitions become available, using the Company's equity securities as consideration. All unissued shares of Common Stock authorized by the Charter, as well as the additional shares of Common Stock and Preferred Stock authorized by the Charter Amendments, will be available for issuance at any time in the future at the discretion of the Board. Such future issuances will not require further stockholder approval, unless such approval is required by law, as in the case of consolidations and certain statutory mergers, or by the rules of any securities exchanges on which the Common Stock or Preferred Stock is then listed. If additional shares of Common and Preferred Stock are not authorized for issuance through adoption of the Charter Amendments, significant future issuances could not be effected without the expense and delay associated with soliciting further action by stockholders at a special meeting. Holders of the Common Stock and future holders of the Preferred Stock have and will have respectively, no preemptive right to purchase or otherwise acquire any shares of the Common or Preferred Stock that may be issued in the future.

     Except with respect to the shares of Common Stock issuable on the exercise of outstanding options and warrants and those issuable pursuant to the Incentive Plan and the Director Plan, the Company has no present plans for issuance of any of the additional shares of Common Stock or Preferred Stock to be authorized by the Charter Amendments, including any plan or intention to issue such shares as a takeover defense. Nevertheless, the additional authorized shares could be used to discourage persons from attempting to gain control of the Company or make more difficult the removal of management. For example, additional shares could be used to dilute the voting power of shares then outstanding or issued to persons who would support the Board in opposing a takeover bid or a solicitation in opposition to management. Management is not currently aware of any specific effort to obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management, or otherwise.

     If the Charter Amendments are approved by the requisite vote, the Company will file Articles of Amendment to the Charter with the Nevada Secretary of State promptly following the conclusion of the Annual Meeting. The proposed Charter Amendments will fix the number of authorized shares of Common Stock at twenty-five million and authorize five million shares of Preferred Stock and will become effective on the date of filing.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote for the Charter Amendments by a majority of the shares of Common Stock entitled to vote thereon will constitute approval of the Charter Amendments.

      THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE CHARTER AMENDMENTS.

              APPROVAL OF THE 1996 INCENTIVE STOCK PLAN AMENDMENT

     On May 8, 1997, the Company's stockholders approved the adoption of the Incentive Plan and on November 11, 1997, the Compensation Committee adopted an amendment to the Incentive Plan authorizing an increase from 253,000 shares of Common Stock available for issuance under the Incentive Plan to 425,000 shares of Common Stock authorized under the Incentive Plan, as adjusted for the Stock Dividend. This increase by the Board was expressly made subject to the approval of the Company's stockholders.

     Under the Incentive Plan Amendment, the Company may grant Incentive Awards (as defined in the Incentive Plan) with respect to a number of shares of Common Stock up to 425,000 shares. Before the adoption of the Incentive Plan Amendment, Incentive Awards with respect to 253,000 shares of Common Stock could be granted under the Incentive Plan and as of March 31, 1998, the number of shares of Common Stock not subject to outstanding stock options and available for future issuance under the

Incentive Plan was 16,500. Thus, additional shares are required for the Company to be able to continue to grant Incentive Awards with respect to shares of Common Stock under the Incentive Plan.

     The purpose of the Incentive Plan is to (i) align the personal financial incentives of the employees and consultants of the Company ("Consultants") and its subsidiaries (collectively, the "Participants") with the long-term growth of the Company and the interests of the Company's stockholders through the ownership and performance of the Company's Common Stock and (ii) enhance the ability of the Company and its subsidiaries to attract and retain employees and Consultants who share primary responsibility for the Company's management and growth. The Compensation Committee believes that the Incentive Plan has fulfilled these purposes and that the continued availability of equity incentives under the Incentive Plan will be a significant factor in the Company's ability to attract and retain key management personnel and retain those employees and Consultants who share primary responsibility for the Company's management and growth. All Participants, including officers (whether or not Directors) of the Company and its subsidiaries are currently eligible to participate in the Incentive Plan which approximates 103 employees. Persons who are not in an employment or consulting relationship with the Company or any of its subsidiaries, including non-employee Directors, are not eligible to participate in the Incentive Plan.

     The Incentive Plan provides that certain amendments to the Incentive Plan may only be made with the approval of the stockholders of the Company. One amendment that requires stockholder approval under the Incentive Plan is an amendment that increases the maximum number of shares of Common Stock that is reserved for issuance under the Incentive Plan. The foregoing summary of the Incentive Plan Amendment is qualified in its entirety by reference to the full text of the Incentive Plan Amendment, a copy of which is attached hereto as Exhibit A.

     The Board believes that the continued availability of Incentive Awards under the Incentive Plan is important to the ability of the Company to attract and retain qualified management personnel and Consultants. Therefore, the Board strongly believes that the adoption of the Incentive Plan Amendment is in the best interest of the Company and its stockholders.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of Common Stock outstanding on the Record Date entitled to vote and represented at the Annual Meeting in person or by proxy will constitute approval of the Incentive Plan Amendment.

 THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION OF THE INCENTIVE
                                PLAN AMENDMENT.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

     The following table sets forth information based upon the records of the Company and filings with the SEC as of April 1, 1998 (including shares that may be acquired pursuant to outstanding stock options or warrants within 60 days of such date) with respect to (i) each person known to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each executive officer and each of the Nominees named in "Election of Directors -- Information Regarding the Nominees," and (iii) all Directors and executive officers as a group.

                                         AMOUNT AND
                                         NATURE OF      PERCENTAGE OF
          NAME AND ADDRESS               BENEFICIAL      OUTSTANDING
       OF BENEFICIAL OWNER(1)           OWNERSHIP(2)        OWNED
-------------------------------------   ------------    -------------
Wellington Management Co., LLP (3)...       490,050           8.6
  75 State Street
  Boston, MA 02109
Stevens G. Herbst (4)(5)(6)..........       320,432           5.6
  710 Buffalo, Suite 800
  Corpus Christi, Texas 78401
State of Wisconsin Investment Board
(7)..................................       314,270           5.5
  121 East Wilson St.
  Madison, WI 53702
Kennedy Capital Management, Inc
(8)..................................       289,580           5.1
  10829 Olive Blvd.
  St. Louis, MO 63141
Dan C. Tutcher (4)(9)................       679,294          11.9
Ted Collins, Jr. (10)(11)............       432,877           7.5
I. J. Berthelot, II (4)(12)..........        92,470           1.6
Jerry J. Langdon (10)(13)............        44,812            *
Richard A. Robert (4)(14)............        29,374            *
Bruce M. Withers (15)................        16,500            *
Duane S. Herbst (4)(16)..............        16,117            *
  710 Buffalo, Suite 800
  Corpus Christi, Texas 78401
Richard N. Richards (14)(17).........         8,257            *
All Nominees and Executive Officers
  as a group (8 persons)
  (4)(10)(15)........................     1,319,701          22.6

------------

  *  Denotes less than 1%.

 (1) Unless otherwise indicated, the address of each person listed above is 1100 Louisiana, Suite 2950, Houston, Texas 77002.

 (2) Except as otherwise noted, shares beneficially owned by each person as of the record date were owned of record and each person had sole voting and investment power with respect to all shares beneficially held by such person.

 (3) According to the information provided to the Company as of December 31, 1997, by Wellington Management Co., L.L.P. as a parent holding company, and its subsidiary, Wellington Trust Company, N.A. (together, "Wellington"), Wellington has sole voting power for no shares, shared voting power for 325,050 shares, sole dispositive power for no shares and shared dispositive power for 490,050 shares.

 (4) The ownership shown in the table includes shares which may be acquired within 60 days on the exercise of options granted under the Incentive Plan by each of the persons and group, as follows: Mr. S. Herbst -- 5,940 shares; Mr. Tutcher -- 6,600 shares; Mr. Berthelot -- 6,600 shares; Mr. Robert -- 4,840 shares; Mr. D. Herbst -- 3,850 shares and the group -- 21,890 shares.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

 (5) Stevens G. Herbst is party to an irrevocable five-year voting proxy agreement dated August 5, 1996 pursuant to which all voting power of such shares owned of record and beneficially by Mr. Herbst will be voted by the trust department of a banking institution. See "Principal
     Stockholders -- Voting Proxy Agreement."

 (6) Includes 4,906 shares held of record by Rainbow Investments Company ("Rainbow"), which is controlled by Stevens G. Herbst.

 (7) According to the information provided to the Company, as of March 5, 1998, the State of Wisconsin Investment Board reported a beneficial ownership of 314,270 shares.

 (8) According to the information provided to the Company as of March 18, 1998, Kennedy Capital Management, Inc. reported a beneficial ownership of 289,580 shares.

 (9) Includes 672,364 shares of Common Stock held of record by Magic, an affiliate of Mr. Tutcher, 110 shares owned by Mr. Tutcher's daughter and 220 shares held as custodian for minor children under the Uniform Gift to Minors Act.

(10) The ownership shown in the table includes shares which may be acquired within 60 days on the exercise of warrants issued in connection with the acquisition of Midla, by each of the persons and group, as follows: Cortez Natural Gas, Inc., an affiliate of Mr. Collins ("Cortez") -- 111,596 shares; RGC, an affiliate of Mr. Langdon -- 12,953 shares and the group -- 124,549 shares.

(11) Includes 321,181 shares of Common Stock issued to Cortez, in connection with the acquisition of Midla.

(12) Includes 2,453 shares which are subject to certain vesting requirements and 1,470 shares held as custodian for minor children under the Uniform Gift to Minor Act.

(13) Includes 31,859 shares of Common Stock issued to RGC, in connection with the acquisition of Midla.

(14) Includes 8,994 shares which are subject to certain vesting requirements.

(15) The ownership shown in the table includes shares which may be acquired within 60 days on the exercise of options granted under the Director Plan by each of the persons and group as follows: Mr. Withers -- 16,500 shares; Mr. Richards -- 5,500 shares and the group -- 22,000 shares.

(16) Includes 1,472 shares which are subject to certain vesting requirements.

(17) Includes 2,757 shares which are beneficially owned by Mr. Richards and his wife.

     VOTING PROXY AGREEMENT. In July 1996, Stevens G. Herbst, Kenneth B. Holmes, Jr. and the Company entered into an irrevocable five-year voting proxy agreement. Pursuant to the voting proxy agreement, all shares of Common Stock owned of record and beneficially by Messrs. Herbst and Holmes will be voted by the trust department of a banking institution. Pursuant to this agreement, the appointed proxy holder is empowered and authorized to represent Messrs. Herbst and Holmes and to vote their shares in the same proportion as all other shares of Common Stock are voted which are held of record and beneficially by stockholders who are not officers, Directors, or Affiliates (as defined) of the Company. Messrs. Herbst and Holmes have retained the power to receive dividends and sell their shares.

     REGISTRATION RIGHTS AGREEMENT. Messrs. Herbst and Holmes each have certain piggyback registration rights with regard to shares of Common Stock held by them, so long as the Voting/Proxy Agreement is in place, subject to certain limitations. Should the number of shares to be registered in any underwritten offering be cut-back by the underwriter in such registrations, the number of shares offered by both the Company and the principal stockholders shall be reduced proportionately. The Company will bear the expenses of such registrations of the Common Stock, except for any underwriting discounts and commissions.

EXECUTIVE OFFICERS OF THE COMPANY

     The Company currently has four executive officers: Dan C. Tutcher, President and Chief Executive Officer; I. J. Berthelot, II, Executive Vice President and Chief Operating Officer; Richard A. Robert, Chief Financial Officer and Treasurer; and Duane S. Herbst, Vice President of Corporate Affairs and Secretary (the "Executive Officers"). See "Election of Directors-Information Regarding the Nominees" for biographical information concerning Messrs. Tutcher and Berthelot.

     RICHARD A. ROBERT (32) is Chief Financial Officer and Treasurer and has been with the Company since its formation in 1992. Mr. Robert joined the Company as Controller and became Chief Financial Officer and Treasurer in 1996. From 1988 to 1992 he was an audit associate in the energy audit division of Arthur Anderson and Co. Mr. Robert is a certified public accountant and is a member of the Texas Society of Certified Public Accountants. He holds a Bachelors of Business Administration degree in Accounting from Southwest Texas State University.

     DUANE S. HERBST (34) has been Secretary of the Company since its formation in 1992 and Vice President of Corporate Affairs since 1996. From April 1992 until its merger with the Company in September 1992 he held the office of President of Nugget. Since 1989 he has been Vice President of Rainbow. He holds a Masters of Business Administration degree from the University of Texas and a Bachelors of Science degree in Finance from Trinity University. Mr. Herbst is the son of Stevens G. Herbst.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE. The following table reflects all forms of compensation for services to the Company for the years ended December 31, 1997, 1996 and 1995 for the Chief Executive Officer, the Executive Vice President, and the Chief Financial Officer of the Company (collectively the "Named Executive Officers"). During this time no other executive officer received compensation, including bonuses which exceeded $100,000.

                                                                                          LONG-TERM
                                                                                         COMPENSATION
                                                                                            AWARDS
                                                 ANNUAL COMPENSATION             -----------------------------
                                         ------------------------------------    RESTRICTED      SECURITIES
         NAME AND PRINCIPAL                                     OTHER ANNUAL       STOCK         UNDERLYING        ALL OTHER
              POSITION           YEAR     SALARY      BONUS     COMPENSATION     AWARDS(1)     OPTIONS/SARS(2)  COMPENSATION(3)
------------------------------   ----    --------    -------    -------------    ----------    ---------------  ---------------
Dan C. Tutcher,                  1997    $ 95,000    $ 5,000           --              --           33,000          $11,662
Chief Executive                  1996    $125,000        --            --              --             --            $12,400
  Officer                        1995    $125,000        --            --              --             --            $ 6,675
I. J. Berthelot, II,             1997    $ 86,246    $ 7,500      $  36,235(4)    $ 49,840          33,000          $ 4,190
Executive Vice                   1996    $ 59,110        --       $   5,586(4)    $ 91,383            --            $ 1,518
  President                      1995    $ 64,206    $ 1,200      $  16,170(4)    $  4,200            --               --
Richard A. Robert,               1997    $ 77,162    $12,500      $  16,896(4)    $ 49,840          24,200          $ 8,809
Chief Financial                  1996    $ 65,125        --       $   5,586(4)    $ 25,383            --            $ 8,228
  Officer                        1995    $ 50,654    $ 1,200           --         $  4,200            --            $ 4,800

------------
(1) Restricted stock holdings of Messrs. Berthelot and Robert were 2,453 and 8,994, respectively, as of December 31, 1997 and their fair market value based on the per share closing price of the Company's Common Stock of $19.602 on December 31, 1997 was $48,084 and $176,300, respectively.
    Dividends are payable on the restricted shares to the extent and on the same date as dividends are paid on the Common Stock.

(2) See "Options Grant Table," for certain information regarding options granted during fiscal year ended December 31, 1997.

(3) Represents the Company's matching contributions to the Midcoast Energy Resources, Inc. Profit Sharing Plan and Trust (401(k) Plan) and certain personal benefits, including car allowances.

(4) Includes amounts paid by the Company as reimbursement for taxes incurred on appreciation of shares of stock issued as consideration for executing employment agreements. See "Executive Employment Agreements."

     EMPLOYEE OPTIONS. Under the Company's Incentive Plan, options to purchase shares of Common Stock may be granted to executive officers and other employees. As of December 31, 1997, 236,500 shares were reserved for outstanding options and 16,500 shares were reserved and remained available for future option grants pursuant to the Incentive Plan. The Company has not granted any options to Executive Officers other than those options that were granted pursuant to the Incentive Plan in February 1997 as listed on the table set forth below.

     OPTION GRANTS TABLE. The following table provides information concerning stock options granted to the Named Executive Officers during the year ended December 31, 1997.

                                          INDIVIDUAL GRANTS                                              POTENTIAL REALIZABLE
------------------------------------------------------------------------------------------------------     VALUE AT ASSUMED
                                          NUMBER OF        PERCENT OF                                   ANNUAL RATES OF STOCK
                                         SECURITIES      TOTAL OPTIONS/                                 PRICE APPRECIATION FOR
                                         UNDERLYING       SARS GRANTED       EXERCISE                       OPTION TERM(1)
                                        OPTIONS/SARS      TO EMPLOYEES       PRICE PER      EXPIRATION  ----------------------
                NAME                     GRANTED(2)      IN FISCAL YEAR      SHARE(2)          DATE       5% ($)     10% ($)
-------------------------------------   -------------    --------------    -------------    ----------  ----------  ----------
Dan C. Tutcher(3)....................       33,000            14.0%           $10.500        02/07/02   $   55,510  $  160,786
I. J. Berthelot, II(4)...............       33,000            14.0%             9.545        02/07/07      200,091     507,071
Richard A. Robert(4).................       24,200            10.2%             9.545        02/07/07      145,268     368,137

------------
(1) Under the terms of the Incentive Plan, the Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options. Because the exercise price of all options is at or above the market price per share of Common Stock at the date of grant, the potential realizable value of the options assuming 0% stock price appreciation is zero.

(2) The options granted and exercise price per share reported herein has been adjusted for the Stock Dividend. Each option granted under the Incentive Plan becomes immediately exercisable on the occurrence of a Change in Control (as defined in the Incentive Plan). No stock appreciation rights were granted during 1997.

(3) Mr. Tutcher's options vest at 20% per year with the balance vesting in August 2001.

(4) These options vest 20% per year.

     OPTION EXERCISES AND YEAR-END OPTION VALUES. The following table sets forth information with respect to options exercised by the Named Executive Officers during 1997, and with respect to unexercised options to purchase shares of Common Stock which have been granted to the Named Executive Officers and held by them at December 31, 1997.

                                                                         NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                        OPTIONS EXERCISED DURING        UNDERLYING UNEXERCISED                IN-THE-MONEY
                                                  1997                     OPTIONS/SARS AT                   OPTIONS/SARS AT
                                       ---------------------------        FISCAL YEAR END(1)               FISCAL YEAR END(2)
                                          SHARES         VALUE      ------------------------------   -------------------------------
                                        ACQUIRED #    REALIZED $     EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                                       ------------  -------------  -------------  ---------------   -------------   ---------------
Dan C. Tutcher.......................       --            --             --            33,000             --            $300,366
I. J. Berthelot, II..................       --            --             --            33,000             --            $331,881
Richard A. Robert....................     -- --           --             --            24,200             --            $243,379

------------

(1) In February 1998, 20% of each of the Executive Officer's options vested and became exercisable.

(2) Calculated by multiplying the number of shares underlying outstanding in-the-money options by the difference between the last sales price of the Common Stock on December 31, 1997 ($19.602 per share as adjusted for the Stock Dividend) and the exercise price, which ranges between $9.545 and $10.50 per share. Options are in-the-money if the fair market value of the underlying Common Stock exceeds the exercising price of the option.

EXECUTIVE EMPLOYMENT AGREEMENTS

     The Named Executive Officers have entered into employment contracts, as amended, which provide for employment terms of varying lengths, the longest of which expires in April 2001. Pursuant to such employment agreements, Messrs. Tutcher and Robert will receive an annual base salary of $150,000, $135,000 and $125,000 in 1998, respectively. Two of the Named Executive Officers, Messrs. Berthelot and Robert, were awarded 63,790 and 9,814 shares of Common Stock, respectively, as consideration for their entry into such agreements. These agreements may be terminated by mutual consent or at the option of the Company for cause, death or disability. In the event termination is due to death, disability or defined changes in the ownership of the Company, the full amount of compensation remaining to be paid during the term of the agreement will be paid to the employee or their estate, after discounting at 12% to reflect the current value of unpaid amounts. See " -- Compensation Committee Report."

     In August 1997, the Company entered into Executive Severance Agreements with the Executive Officers (the "Agreements"), pursuant to which the Executive Officers are entitled to certain severance benefits in the event of a Change of Control of the Company (as defined in the Agreements), and in conjunction with a Qualifying Termination (as defined in the Agreements) of the Executive Officer. These severance benefits include payment of an amount equal to three times the Executive Officer's annual base salary and bonus and the continuation for 36 months of any Company provided or sponsored life and healthcare related benefits under which the Executive Officer and/or the Executive Officer's family is covered as of the effective date of the Change in Control. The term of the Agreements are 18 months, which are automatically extended an additional year unless the Board delivers written notice of termination three months prior to the end of such term.

     Pursuant to separate stockholder's agreements dated April 30, 1994 by and between the Company and Messrs. Berthelot, Robert and Herbst, each officer was respectively, issued 12,267, 12,267, and 7,360 shares, of the Company's Common Stock as additional consideration for their services to the Company. Such shares, reduced each year pursuant to a five-year vesting schedule, are subject to the Company's repurchase upon the termination of the respective officer's employment, for any reason, after a 30-day notice period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee has ever served as an executive officer of the Company. The Company issued securities to Messrs. Richards and Withers upon their reelection and appointment to the Board, respectively. See "Director Compensation and Board Committees." The Company has also issued securities to Cortez which is controlled by Mr. Collins, and certain registration rights regarding the securities acquired, in connection with the Company's acquisition through merger of Republic. See
" -- Certain Relationships and Related Transactions."

COMPENSATION COMMITTEE REPORT

     The compensation committee of the Board (the "Committee") has furnished the following report on executive compensation for fiscal 1997:

     Under the supervision of the Committee, the Company seeks to relate a significant portion of potential total executive compensation to the Company's financial performance. In general, executive financial rewards may be segregated into the following significant components: base compensation, bonus and stock-based benefits.

     Base compensation for the Executive Officers is intended to afford a reasonable degree of financial security and flexibility to those individuals who were regarded by the Committee as acceptably discharging the levels and types of responsibility implicit in the various executive positions. Each Named Executive Officer has executed an employment contract with the Company under which their base compensation level for 1997, as adjusted, if applicable, for mid-year escalations called for in the agreements, were as follows: Mr. Tutcher $95,000, Mr. Berthelot $70,000 and Mr. Robert $80,000. In the case of Mr. Herbst, base compensation of $48,000 for fiscal 1997 was set by the Committee. Base pay reflected in the employment contracts held by those certain Executive Officers was set based on arms length negotiations of each officer's employment contract. In negotiating the base pay for the Executive Officers, consideration was given to the compensation plans of executives in other pipeline companies. The Committee believes such base pay is reasonable in light of the average compensation for executive officers of the Company's competitors. In addition, the Committee considered the salary histories of each Executive Officer, and his past performance, credentials, age and experience with the Company, as well as his perceived future utility to the Company.

     Annual bonuses are intended to reflect a policy of requiring a minimum level of Company financial performance before any bonuses are earned by the Executive Officers, with bonuses for achieving higher levels of performance directly tied to the level achieved. The following bonuses were awarded and paid in 1997 to Executive Officers for their performance in 1997: Mr. Tutcher $5,000; Mr. Berthelot $7,500; Mr. Robert $12,500; and Mr. Herbst $2,500.

     The Board is of the view that the periodic grant of stock options to the Executive Officers is calculated to align the executive's economic interests with those of stockholders and to provide a direct and continuing focus upon the goal of increasing stockholder value. The Company granted options covering an aggregate of 109,450 shares of the Company's Common Stock to Executive Officers during 1997 at 100% of the market price for the Common Stock on the date of grant for all Executive Officers except Mr. Tutcher whose options were priced at 110% of the market price on the date of grant. These options were issued as follows: Mr. Tutcher 33,000 shares; Mr. Berthelot 33,000 shares; Mr. Robert 24,200 shares; and Mr. Herbst 19,250 shares. The options vest over a five-year period and the Compensation Committee presently anticipates that such grants in the future will be considered only as appropriate.

     The Committee intends, with any necessary concurrence of the Board, to continue to consider alternate forms of stock or other incentive based compensation, with a view to affording the maximum possible long-term performance based benefits to senior executives, at the least possible cost, and with the greatest attainable economic efficiency to the Company, with such benefits designed as nearly as practicable to align directly the economic interest of the Executive Officers with those of the Company's stockholders.

     COMPOSITION OF THE COMMITTEE. No Committee member is a member of management. Collectively, the committee members owned, controlled or represented an aggregate of 457,634 shares (including shares that may be acquired pursuant to outstanding stock options or warrants within 60 days), or approximately 7.9% of the Common Stock outstanding and, accordingly, also maintain a substantial interest in the Company's performance.

                                          The Compensation Committee

                                          Ted Collins, Jr.
                                          Richard N. Richards
                                          Bruce M. Withers

PERFORMANCE GRAPH

     The following performance graph, prepared by Standard & Poor's Compustat Group, compares the performance of the Common Stock to the S&P SmallCap 600 Index and to an index of peer companies selected by the Company. The graph covers the period from August 9, 1996 (the date on which the Company's Common Stock was registered under Section 12(g) of the Securities Exchange Act of 1934) to December 31, 1997. The graph assumes that the value of the investment in the Common Stock and each index was $100 at August 9, 1996 and that all dividends were reinvested. The Peer Group is weighted by market capitalization.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                                           9 AUG. 96    DEC. 1996    DEC. 1997
                                           ---------    ---------    ---------
Midcoast Energy Resources, Inc..........     $ 100       $ 95.07      $201.38
S&P SmallCap 600 Index..................     $ 100       $112.52      $141.31
Peer Group..............................     $ 100       $135.18      $129.31
------------
(1) Peer Group consists of Aquila Gas Pipeline, Continental Natural Gas, Inc., K N Energy, Markwest Hydrocarbon, Inc., NGC Corporation, Transmontaigne Oil Co., and Western Gas Resources, Inc. All of the members of the Peer Group are natural gas pipeline and processing companies.

     This graph depicts the past performance of the Common Stock and in no way should be used to predict future performance. The Company does not make or endorse any predictions as to future share performance.

     The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, ("Securities Act") or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In October 1997, the Company completed its acquisition through merger of Republic, which owned Midla, Mid Louisiana Gas Transmission Company and Mid Louisiana Marketing Company. Cortez and RGC, corporations controlled by Messrs. Collins and Langdon respectively, were both owners of Republic, along with a third corporation. As a result of the merger, Cortez, which owned 90% of Republic, received $2,678,629, 321,281 shares of Common Stock and warrants for 111,596 shares of Common Stock, and RGC, which owned 5% of Republic, received $265,629, 31,859 shares of Common Stock and warrants for 12,953 shares of Common Stock. In connection with this acquisition, the Company agreed to elect Messrs. Collins and Langdon to the Board and to grant Cortez and RGC certain demand and piggyback registration rights regarding the shares of Common Stock and warrants purchased. Under the terms of the agreement and plan of merger, the Republic partners received a total of $3,210,000 cash, 385,000 shares of Common Stock, warrants for 110,000 shares of Common Stock and an additional 27,500 warrants subject to certain contingencies. The Company also repaid approximately $19.1 million in Republic indebtedness. The consideration paid by the Company pursuant to the Republic merger was based on arms-length negotiations among the parties.

     In July 1997, the Company effected an underwritten public offering of 2,415,000 million shares of Common Stock (the "Offering"). Of the shares sold in the offering, 100,000 shares were, prior to the Offering, owned by Kenneth B. Holmes, a former officer and Director of the Company, and at the time of the Offering, an 11.3% stockholder of the Company. The Company paid the registration costs associated with the Offering on behalf of Mr. Holmes. In addition, the Company and Mr. Holmes entered into an underwriting agreement containing customary indemnification provisions under which the Company is obligated to indemnify Mr. Holmes for certain liabilities, including liability under the Securities Act, and Mr. Holmes is obligated to indemnify the Company for certain liabilities, including liability under the Securities Act. As of the date hereof, Mr. Holmes is neither an officer, Director or 5% stockholder of the Company.

                                 OTHER MATTERS

AUDITORS

     Hein + Associates LLP ("Hein"), certified public accountants, have served as the independent auditors of the Company for a number of years. It is not proposed that any formal action be taken at the Annual Meeting with respect to the continued employment of Hein. It is not anticipated that representatives of Hein will be present at the Annual Meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and Directors and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") as well as to furnish the Company with a copy of each such report. Additionally, SEC regulations require the Company to identify in its proxy statement any individual for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during and with respect to the fiscal year ended December 31, 1997, all applicable Section 16 (a) filing requirements were complied with, except that Ted Collins, Jr., Jerry J. Langdon, and Bruce Withers were each late in filing a Form 3 pertaining to the commencement of their appointment to the Board.

MISCELLANEOUS MATTERS

     The Company is including herewith a copy of its annual report on Form 10-K, covering the fiscal year ended December 31, 1997 which has been filed with the SEC. Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the 1999 annual meeting of stockholders is required to submit such proposals to the Company on or before December 17, 1998. Any such proposals should be timely sent by certified mail, return receipt requested, to the Secretary of the Company, 1100 Louisiana, Suite 2950, Houston, Texas 77002. The cost of soliciting proxies in the accompanying form will be borne by the Company, including the reimbursement of banks, brokers and other custodians, Nominees and fiduciaries for expenses in forwarding solicitation material to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone.

                                          By Order of the Board of Directors
                                          Duane S. Herbst
                                          SECRETARY

Houston, Texas
April 15, 1998

                                   EXHIBIT A

                                AMENDMENT TO THE
                           1996 INCENTIVE STOCK PLAN

     The 1996 Incentive Stock Plan ("Incentive Plan") of Midcoast Energy Resources, Inc. is hereby amended as follows, effective November 11, 1997, subject to stockholder approval:

          1. The second paragraph of Section 3 is amended to read as follows in its entirety:

     The Committee may grant Options, shares of Restricted Stock, Performance Awards, shares of Phantom Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate at any time does not exceed 425,000 shares of Common Stock, subject to adjustment pursuant to Section 12 hereof. The grant of a Cash Bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares of Restricted Stock, Performance Awards, shares of Phantom Stock or Stock Bonuses may be granted pursuant to the Plan. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Common Stock that may be subject to Incentive Awards granted to any one individual during any calendar year shall be 50,000 shares of Common Stock, subject to adjustment under Section 12 hereof. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated in connection with the exercise of Options and the payment of Performance Awards to constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Options that are canceled or repriced.

                        MIDCOAST ENERGY RESOURCES, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                      FOR THE ANNUAL STOCKHOLDERS' MEETING
                           TO BE HELD ON MAY 15, 1998

      The undersigned stockholder of Midcoast Energy Resources, Inc. (the "Company") hereby appoints Dan C. Tutcher and Duane S. Herbst or either of them, attorneys and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders to be held at the Boardroom of the American Stock Exchange located at 86 Trinity Place, New York, New York at 10:30 a.m., local time, and at any adjournments of said meeting, all of the shares of common stock in the name of the undersigned or which the undersigned may be entitled to vote.

                         (PLEASE SIGN ON REVERSE SIDE)               SEE REVERSE
                                                                         SIDE
--------------------------------------------------------------------------------

                PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED
--------------------------------------------------------------------------------
A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE USING
      DARK INK ONLY.

                                        Withhold
                For all nominees     Authority to vote
              (except as indicated   all nominees listed
                     below)              at right

1. Election of       [   ]                [   ]   NOMINEES:  Dan C. Tulcher
   Directors                                                 I.J. Berthelot, II
                                                             Ted Collins, Jr.
INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE                 Jerry J. Langdon
FOR ANY INDIVIDUAL NOMINEE, WRITE THAT                       Richard N. Richards
NOMINEE'S NAME ON THE LINE PROVIDED BELOW:                   Bruce M. Withers

-------------------------------------

                                                   FOR     AGAINST     ABSTAIN
2. To approve the amendments to the Company's      [ ]       [ ]         [ ]
   Articles of Incorporation.

3. To approve the amendment to the 1996            [ ]       [ ]         [ ]
   Incentive Stock Plan.

4. In their discretion, upon such other matters as may properly come before the Annual Meeting, hereby revoking any proxy or proxies heretofore given by the undersigned.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES AND PROPOSALS ABOVE AND IF NO CONTRARY SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, FOR THE APPROVAL OF PROPOSAL 2 AND FOR THE APPROVAL OF PROPOSAL 3.

   The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders, the Proxy Statement and the Company's annual report on Form 10-K furnished herewith.

PLEASE SIGN AND RETURN IN THE ENVELOPE ENCLOSED.

Stockholder's Signature ________________________

Stockholder's Signature ________________________

Date:_______________, 1998

NOTE: SIGNATURES SHOULD AGREE WITH THE NAME PRINTED HEREON. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardian, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.